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                       SEI INSTITUTIONAL INVESTMENTS TRUST

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement"), effective as of June 26, 2002, is made by and between BlackRock Financial Management, Inc. ("Assignor"), BlackRock Advisors, Inc. ("Assignee") and SEI Investments Management Corporation ("Adviser") with reference to the following Recitals.

         a. Assignor serves as a sub-adviser to the Core Fixed Income Fund of SEI Institutional Investments Trust (the "Trust") pursuant to an investment sub-advisory agreement between the Assignor and the Adviser dated June 14, 1996 (the "Sub-Advisory Agreement");

         b. Assignor has agreed to assign all of its rights and delegate all of its obligations (the "Assignment") under the Sub-Advisory Agreement to Assignee, as of the date first set forth above;

         c. Assignee has agreed, that at the time of the Assignment, to assume all rights and obligations of Assignor under the Sub-Advisory Agreement; and

         d. The "assignment" discussed in this Agreement does not constitute an assignment as that term is defined in Section 2(a)(4) of the Investment Company Act of 1940. The assignment discussed herein falls under the exception contained in Rule 2a-6 under the 1940 Act because there has been no change of actual control or management within the meaning of Rule 2a-6 under the 1940 Act.

         NOW THEREFORE, in consideration of the terms and conditions of this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         a. Assignor hereby grants, sells, conveys, transfers and delivers to Assignee all of Assignor's right, title and interest in and to the Sub-Advisory Agreement.

         b. Assignee hereby assumes and agrees to perform or to pay or discharge the obligations and liabilities of Assignor described in the Sub-Advisory Agreement and agrees to be liable to the Adviser for any default or breach of the Sub-Advisory Agreement to the extent the default or breach occurs on or after the date of execution of this Agreement.

         c. Adviser hereby releases Assignor from its rights and obligations under the Sub-Advisory Agreement on or after the date this Agreement is executed and any liability or responsibility for (i) breach of the Sub-Advisory Agreement by Assignee, or (ii) demands and claims made against Adviser for damages, losses or expenses incurred by Adviser on or after the date of this Agreement, unless such

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                  demands, claims, losses, damages or expenses arose out of or resulted from an act or omission of Assignor prior to the date of this Agreement.

         d. This Agreement is not a waiver or estoppel with respect to any rights Adviser may have by reason of the past performance or failure to perform by Assignor.

         e. Except as provided herein, this Agreement shall not alter or modify the terms or conditions of the Sub-Advisory Agreement.

         f. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the respective parties. It is hereby acknowledged that the Adviser retains all of its rights under the Sub-Advisory Agreement. This Agreement shall be governed and interpreted in accordance with the law of the State of Massachusetts without reference to the conflicts of law principles thereof.

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of June 26, 2002.

BLACKROCK FINANCIAL MANAGEMENT, INC.        BLACKROCK ADVISORS, INC.

By:      /s/  Robert Stein                  By:      /s/  Robert Stein
         ----------------------------            ------------------------
Title:   Managing Director                  Title:   Managing Director


SEI INVESTMENTS MANAGEMENT CORPORATION

By:      /s/  Todd Cipperman
         ----------------------------
Title:   Vice President

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                      CONSENT TO ASSIGNMENT AND ASSUMPTION

1. BlackRock Financial Management, Inc. ("Assignor") hereby notifies SEI Investments Management Corporation ("SIMC") that it intends to assign all of its rights and delegate all of its obligations under the sub-advisory agreement between SIMC and the Assignor relating to the Core Fixed Income Fund of SEI Institutional Investments Trust, dated June 14, 1996 (the "Sub-Advisory Agreement"), to BlackRock Advisors, Inc ("Assignee"), no later than June __, 2002, in connection with the transition of Assignor's fund advisory business to Assignee;

2. The "assignment" discussed in this Consent does not constitute an assignment as that term is defined in Section 2(a)(4) of the Investment Company Act of 1940. The assignment discussed herein falls under the exception contained in Rule 2a-6 under the 1940 Act because there has been no change of actual control or management within the meaning of Rule 2a-6 under the 1940 Act;

3. SIMC releases Assignor from its rights and obligations under the Sub-Advisory Agreement on or after the date the Assignment and Assumption Agreement is executed and any liability or responsibility for (i) breach of the Sub-Advisory Agreement by Assignee, or (ii) demands and claims made against SIMC for damages, losses or expenses incurred by SIMC on or after the date of the Assignment and Assumption Agreement, unless such demands, claims, losses, damages or expenses arose out of or resulted from an act or omission of Assignor prior to the date of the Assignment and Assumption Agreement.

4. This Consent is not a waiver or estoppel with respect to any rights SIMC may have by reason of the past performance or failure to perform by Assignor.

5. This Consent is conditioned upon the execution of an Assignment and Assumption Agreement between Assignor and Assignee that requires Assignee (i) to assume all rights and obligations of Assignor under the Sub-Advisory Agreement, and (ii) to be liable to SIMC for any default or breach of the Sub-Advisory Agreement to the extent the default or breach occurs on or after the date of execution of the Assignment and Assumption Agreement.

6. Except as provided herein, neither this Consent nor the Assignment and Assumption Agreement shall alter or modify the terms or conditions of the Sub-Advisory Agreement.

SEI INVESTMENTS MANAGEMENT CORPORATION      BLACKROCK FINANCIAL MANAGEMENT, INC.

By:      /s/  Todd Cipperman                By:      /s/  Robert Stein
         ----------------------------            ------------------------

Title:   Vice President                     Title:   Managing Director

Date:    6/29/02                                     Date:    6/29/02

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                                   SCHEDULE A

                                     TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                     SEI INVESTMENTS MANAGEMENT CORPORATION

                                       AND

                      BLACKROCK FINANCIAL MANAGEMENT, INC.

                               As of June 26, 2002

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

           SEI INSTITUTIONAL INVESTMENTS TRUST

           Core Fixed Income Fund                                  X.XXX%

Agreed and Accepted:


SEI INVESTMENTS MANAGEMENT CORPORATION      BLACKROCK FINANCIAL MANAGEMENT, INC.

By:                                         By:
         /s/  Todd Cipperman                          /s/  Robert Stein
       ----------------------------                 ------------------------

Name:                                       Name:
         Todd Cipperman                               Robert Stein
       ----------------------------                 ------------------------

Title:                                      Title:
         Vice President                               Managing Director
       ----------------------------                 ------------------------